Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated January 4, 2008, included in the Proxy Statement(Amendment No. 3) of Cohesant Technologies Inc. that is made a part of the Registration Statement (Amendment No. 1 to Form 10-SB) of CIPAR Inc. for the registration of its shares of common stock.
/s/ Ernst &Young LLP
Indianapolis, Indiana
January 22, 2008